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                                                                   Exhibit 10.38


                                 UGI CORPORATION

                      2002 NON-QUALIFIED STOCK OPTION PLAN
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                                TABLE OF CONTENTS

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Section Number                                                                                               Page
1.       Purpose and Design............................................................................        1
2.       Definitions...................................................................................        1
3.       Maximum Number of Shares Available for Options................................................        2
4.       Duration of the Plan..........................................................................        3
5.       Administration................................................................................        3
6.       Eligibility...................................................................................        3
7.       Options.......................................................................................        3
8.       Non-Transferability...........................................................................        6
9.       Consequences of a Change of Control...........................................................        6
10.      Adjustment of Number and Price of Shares, Etc.................................................        7
11.      Limitation of Rights..........................................................................        7
12.      Amendment or Termination of Plan..............................................................        7
13.      Tax Withholding...............................................................................        8
14.      Governmental Approval.........................................................................        8
15.      Effective Date of Plan........................................................................        8
16.      Successors....................................................................................        8
17.      Headings and Captions.........................................................................        8
18.      Governing Law.................................................................................        8


                                      (i)
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                                 UGI CORPORATION

                      2002 NON-QUALIFIED STOCK OPTION PLAN

1.    PURPOSE AND DESIGN

      The purpose of this Plan is to assist the Company in securing, motivating and retaining managerial talent by affording managers and other key Employees an opportunity to purchase the Company's Stock under options.

2.    DEFINITIONS

      Whenever used in this Plan, the following terms will have the respective meanings set forth below:

            2.01"Board" means UGI's Board of Directors as constituted from time to time.

            2.02"Change of Control" means a change of control as defined in a change of control agreement between a Participant's respective employer and certain of its employees.

            2.03"Committee" means the Compensation and Management Development Committee of the Board or its successor.

            2.04"Company" means UGI Corporation, a Pennsylvania corporation, any successor thereto and any Subsidiary.

            2.05"Date of Grant" means the effective date of an Option or Restricted Stock grant; provided, however, that no retroactive grants will be made.

            2.06"Employee" means a regular full-time salaried employee (including officers and directors who are also employees) of the Company.

            2.07"Fair Market Value" of Stock means the average, rounded to the next highest cent ($0.01), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. Notwithstanding the foregoing, in the case of a cashless exercise pursuant to Section 7.4, the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange.


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            2.08"Option" means the right to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the Date of Grant, which period of time will be subject to earlier termination prior to exercise in accordance with Section 7.3(b) of this Plan.

            2.09"Option Price" means an amount per share of Stock purchasable under an Option designated by the Committee on the Date of Grant of an Option to be payable upon exercise of such Option. The Option Price will not be less than 100% of the Fair Market Value of the Stock determined on the Date of Grant.

            2.10"Participant" means an Employee designated by the Committee to participate in the Plan.

            2.11"Plan" means this 2002 Non-Qualified Stock Option Plan.

            2.12"Stock" means the Common Stock of UGI or such other securities of UGI as may be substituted for Stock or such other securities pursuant to
Section 13.

            2.13"Subsidiary" means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned respectively, directly or indirectly, by the Company.

            2.14"Termination without Cause" means termination for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company. The Committee will have the sole discretion to determine whether a significant reduction in the duties and responsibilities of a Participant will constitute a Termination without Cause.

            2.15"UGI" means UGI Corporation, a Pennsylvania corporation or any successor thereto.

3.    MAXIMUM NUMBER OF SHARES AVAILABLE FOR OPTIONS

      The number of shares of Stock which may be made the subject of Options under this Plan may not exceed 500,000 in the aggregate, subject, however, to the adjustment provisions of Section 13. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for the purposes of the Plan. Shares which are the subject of Options may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may be a combination of both.


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4.    DURATION OF THE PLAN

      The Plan will remain in effect until all Stock subject to it has been transferred to Participants or all Options have terminated or been exercised. Notwithstanding the foregoing, no Option may be granted after December 31, 2011.

5.    ADMINISTRATION

      The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Employees to whom, and the time or times at which grants will be made. In making such determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Company's success and such other factors as the Committee in its discretion deems relevant. Awards under a particular Section of the Plan need not be uniform as among Participants. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements required by Section 7.2 of the Plan, and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. All ministerial functions, in addition to those specifically delegated elsewhere in the Plan, shall be performed by a committee comprised of Company employees ("Administrative Committee") appointed by the Committee. A stock option agreement, as discussed below, shall be executed by each Participant receiving a grant under the Plan and shall constitute that Participant's acknowledgement and acceptance of the terms of the Plan and the Committee's authority and discretion.

6.    ELIGIBILITY

      Grants hereunder may be made only to managers and key Employees, other than executive officers, as defined in the Securities Exchange Act of 1934, as amended, of UGI Corporation, who are selected by the Committee, in its sole discretion, to participate in the Plan.

7.    OPTIONS

      7.1 Grant of Options. Subject to the provisions of Sections 2.9 and 3: (i) Options may be granted to Participants at any time and from time to time as may be determined by the Committee; and (ii) the Committee will have complete discretion in determining the Options to be granted, the number of shares of Stock to be subject to each Option, the Option Price to be paid for the shares upon the exercise of each Option, the period within which each Option may be exercised, and the vesting schedule associated with the Option.

      7.2 Option Agreement. As determined by the Committee on the Date of Grant, each Option will be evidenced by a stock option agreement that will, among other things, specify the Date of Grant, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and the Option's vesting schedule.


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7.3   Exercise and Vesting.

            (a) Except as otherwise specified by the Committee in the stock option agreement, the Option shall become exercisable in equal one-third (1/3) installments on the first, second and third anniversaries of the Date of Grant. Notwithstanding the foregoing, in the event that any such Options are not by their terms immediately exercisable, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. No Option will be exercisable on or after the tenth anniversary of the Date of Grant.

            (b) Except as otherwise specified by the Committee, in the event that a Participant holding an Option ceases to be an Employee, the Options held by such Participant will terminate on the date such Participant ceases to be an Employee. The Committee will have authority to determine whether an authorized leave of absence or absence on military or governmental service will constitute a termination of employment for the purposes of this Plan. However, if a Participant holding an Option ceases to be an Employee by reason of (i) Termination without Cause, (ii) retirement, (iii) disability, or (iv) death, the Option held by any such Participant will thereafter become exercisable pursuant to the following:

            (i) Termination Without Cause. If a Participant terminates employment on account of a Termination without Cause, the Option held by such Participant will thereafter be exercisable only with respect to that number of shares of Stock with respect to which it is already exercisable on the date such Participant ceases to be an Employee; and such Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13 month period commencing on the date such Participant ceases to be an Employee.

            (ii) Retirement. If a Participant terminates employment on account of a retirement under the Company's retirement plan applicable to that Participant, the Option held by such Participant will thereafter become exercisable as if such Participant had remained employed by the Company for 36 months after the date of such retirement; and such Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 36 month period. Retirement for Employees of AmeriGas Propane, Inc. ("API") means termination of employment with API after attaining age 55 with ten or more years of service with API and its affiliates.

            (iii) Disability. If a Participant is determined to be "disabled" (as defined under the Company's long-term disability plan), the Option held by such Participant will thereafter become exercisable as if such Participant had remained employed by the Company for 36 months after the date of such disability; and such Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 36 month period.

            (iv) Death. In the event of the death of a Participant while employed by the Company, the Option theretofore granted to such Participant will be fully and immediately exercisable (to the extent not otherwise exercisable by its terms) at any time prior to the earlier of the expiration date of the Option or the expiration of the 12 month period following the Participant's death. Death of a Participant after such Participant has ceased to be employed by the


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Company will not affect the otherwise applicable period for exercise of the
Option determined pursuant to Sections 7.3(b)(i), 7.3(b)(ii) or 7.3(b)(iii). Such Option may be exercised by the estate of the Participant, by any person to whom the Participant may have bequeathed the Option, any person the Participant may have designated to exercise the same under the Participant's last will, or by the Participant's personal representatives if the Participant has died intestate.

            (c) Notwithstanding anything contained in this Section 7.3, with respect to the number of shares of Stock subject to an Option with respect to which such Option is or is to become exercisable, no Option, to the extent that it has not previously been exercised, will be exercisable after it has terminated, including without limitation, after any termination of such Option pursuant to Section 7.3(b) hereof.

      7.4 Payment. The Option Price of any Option will be payable to the Company in full (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one year and having a Fair Market Value at the time of exercise equal to the Option Price being paid thereby, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by such other method as the Committee may approve, or (v) by a combination of (i), (ii),
(iii) and/or (iv). The cash proceeds from such payment will be added to the general funds of the Company and will be used for its general corporate purposes.

      7.5 Written Notice. A Participant wishing to irrevocably exercise an Option must give irrevocable written notice to the Company in the form and manner prescribed by the Administrative Committee, indicating the date of award, the number of shares as to which the Option is being exercised, and such other information as may be required by the Administrative Committee. Full payment for the shares pursuant to the option must be received by the time specified by the Committee depending on the type of payment being made but, in all cases, prior to the issuance of the shares. Except as provided in Section 7.3(b), no Option may be exercised at any time unless the Participant is then an Employee of the Company.

      7.6 Issuance of Stock. As soon as practicable after the receipt of irrevocable written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to, or credit electronically on behalf of, the Participant, the Participant's designee or such other person the requisite number of shares of Stock.

      7.7 Privileges of a Shareholder. A Participant or any other person entitled to exercise an Option under this Plan will have no rights as a shareholder with respect to any Stock covered by the Option until the due exercise of the Option and issuance of such Stock.

      7.8 Partial Exercise. An Option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option will not affect the right to exercise the Option from time to time in accordance with this Plan as to the remaining shares subject to the Option.


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8.    NON-TRANSFERABILITY

      No Option granted under the Plan will be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant.

9.    CONSEQUENCES OF A CHANGE OF CONTROL

      9.1 Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company will provide each Participant with outstanding grants written notice of such Change of Control, and (ii) all outstanding Options will automatically accelerate and become fully exercisable.

      9.2 Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent of the surviving corporation).

      9.3 Other Alternatives. Notwithstanding the foregoing, subject to Section
9.4 below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Options: the Committee may (i) require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Options exceeds the Option Price of the Options, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender, termination or settlement will take place as of the date of the Change of Control or such other date as the Committee may specify.

      9.4 Committee. The Committee making the determinations under this Section 9 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Sections 9.1 and 9.2 will apply, and the Committee will not have discretion to vary them.

      9.5 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee will not have the right to take any actions described in the Plan (including without limitation actions described in this Section 9) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired accounting treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.


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10.   ADJUSTMENT OF NUMBER AND PRICE OF SHARES, ETC.

      Notwithstanding anything to the contrary in this Plan, in the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of UGI, stock split or reverse split, extraordinary dividend, liquidation, dissolution, significant corporate transaction (whether relating to assets or stock) involving UGI, or other extraordinary transaction or event affects Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee may, in a manner that is equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan, (ii) the maximum number of shares of Stock which may be the subject of grants to any one individual in any calendar year, (iii) the number or kind of shares of Stock to be subject to grants of Options thereafter granted under the Plan, (iv) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and (v) the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan and of each Option, whether a stock option agreement with respect to a particular Option has been theretofore or is thereafter executed.

11.   LIMITATION OF RIGHTS

      Nothing contained in this Plan shall be construed to give an Employee any right to be granted an Option hereunder except as may be authorized in the discretion of the Committee. The granting of an Option under this Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant for any specified period of time, in any specific position or at any particular rate of remuneration.

12.   AMENDMENT OR TERMINATION OF PLAN

      Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company's shareholders or Participants, except that any such alteration, amendment, suspension or termination will be subject to the approval of the Company's shareholders within one year after such Committee and Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock is then listed or quoted, or if the Committee in its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of the Participant to whom any Option has previously been granted, adversely affect the rights of such Participant under such Option. Notwithstanding the foregoing, the Administrative Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Company.


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13.   TAX WITHHOLDING

      Upon exercise of any Option under this Plan, the Company will require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. However, to the extent authorized by rules and regulations of the Administrative Committee, the Company may withhold or receive Stock and make cash payments in respect thereof in satisfaction of a recipient's tax obligations in an amount that does not exceed the recipient's minimum applicable withholding tax obligations. In the event the Company receives Stock in satisfaction of a recipient's minimum applicable withholding tax obligations, the Stock must have been held by the recipient for more than six months.

14.   GOVERNMENTAL APPROVAL

            Each Option will be subject to the requirement that if at any time the listing, registration or qualification of the shares covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares thereunder, no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

15.   EFFECTIVE DATE OF PLAN

      This Plan will become effective as of January 1, 2002.

16.   SUCCESSORS

      This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

17.   HEADINGS AND CAPTIONS

            The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.   GOVERNING LAW

      The validity, construction, interpretation and effect of the Plan and option agreements issued under the Plan will be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania.


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